Exhibit 10.10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this "Amendment") is entered into as of March 15, 2020, by and between SIGNATURE BANK ("Bank") and 908 DEVICES INC. ("Borrower").

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 29, 2019 (as may be amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                   The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated, as appropriate, as follows:

"Covenant Reset" is defined in Section 6.8(b).

"First Amendment Closing Date" is March 15, 2020.

"New Proceeds Milestone" means the receipt by Borrower of at least [***] of net proceeds from the incurrence of Subordinated Debt or the sale of its equity securities from investors and on terms and conditions acceptable to Bank in its reasonable business discretion.

"Revenue Milestone" means Borrower's delivery to Bank of evidence, in form and substance satisfactory to Bank in its sole discretion, that Borrower has achieved revenue (determined in accordance with GAAP) of [***].

"[***] Milestone" means Borrower's delivery to Bank of evidence, in form and substance satisfactory to Bank in its sole discretion, confirming that Borrower has executed a contract with an [***] program distribution partner, pursuant to which Borrower will receive at least [***] in 2020 revenue (determined in accordance with GAAP).

"Shippable Backlog Revenue" means revenue (determined in accordance with GAAP) which has not yet been recognized but the Borrower has received signed purchase orders for Borrower's products and products are scheduled for shipment to Borrower's customers not later than December 31, 2020.

"Term Sheet Milestone" means Borrower's delivery to Bank of an executed term sheet pursuant to which investors satisfactory to Bank in its reasonable business discretion commit to consummate the New Proceeds Milestone no later than August 14, 2020.

2.                  The following defined term in Section 1.1 of the Agreement hereby is deleted in its entirety:

"Liquidity Ratio"

***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.                 Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

"6.8.         Financial Covenants.

(a)                Minimum Cash. Borrower shall maintain at all times (i) beginning on the First Amendment Closing Date and continuing through the date on which the Covenant Reset has been completed, a balance of unrestricted cash at Bank in an amount not less than Four Million Dollars ($4,000,000), and (ii) beginning on the date on which the Covenant Reset has been completed and continuing at all times thereafter, a balance of unrestricted cash at Bank in an amount not less than Three Million Dollars ($3,000,000).

(b)                Milestone Covenants. On or prior to June 30, 2020, Borrower shall achieve (i) the [***] Milestone; (ii) the Term Sheet Milestone; or (iii) the Revenue Milestone.

If one of the foregoing milestone covenants set forth in Section 6.8(b) above is achieved by June 30, 2020, Borrower and Bank agree to, no later than August 14, 2020, enter into an amendment to this Agreement to set a cumulative quarterly revenue covenant (determined in accordance with GAAP). If none of the foregoing milestone covenants set forth in Section 6.8(b) above is achieved by June 30, 2020 then (i) Borrower shall have consummated the New Proceeds Milestone no later than August 14, 2020, and (ii) Borrower and Bank agree to, no later than August 14, 2020, enter into an amendment to this Agreement to set a new performance financial covenant (the "Covenant Reset")."

4.                 No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.                 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.                 Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.                 As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                 this Amendment, duly executed by Borrower;

(b)                all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts at Bank; and

(c)                 such other documents, and completion of such other matters, as Bank may have reasonably requested.

8.                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have excuted this Amendment as of the first date above written.

908 DEVICES INC.

By:	/s/ Joseph H. Griffith IV
Name:	Joseph H. Griffith IV
Title:	Treasurer and Chief Financial Officer

SIGNATURE BANK

By:	/s/ Lisa Foussianes
Name:	Lisa Foussianes
Title:	SVP

[Signature Page to First Amendment to Loan and Security Agreement]